Exhibit 99.1

CEA Industries (BNC) Reports Transformational Fiscal Q1 2026; Embraces BNB Digital Asset Treasury Strategy

●	Fiscal Q1 2026 (which began on May 1, 2025 and ended July 31, 2025) included a $500M private placement, fueling BNC’s digital assets treasury transformation.

●	BNC is targeting 1% ownership of BNB’s total supply by year-end 2025.

●	Note: The acquisition of digital assets commenced subsequent to the end of the reporting period for this Fiscal Q1, and these digital assets are not included in the Q1 financials.

LOUISVILLE, CO – September 22, 2025 – CEA Industries Inc. (NASDAQ: BNC), (“BNC” or the “Company”), today reported financial results for its first fiscal quarter ended July 31, 2025.1 The Company’s first-quarter performance underscores the resilience of our core business while complementing the transformational growth following the successful closing of a $500 million private placement at the end of the quarter. As part of the Company’s new Digital Asset Treasury (DAT) strategy, the Company is targeting 1% ownership of BNB’s total supply by the end of calendar 2025.

“This quarter was the dawn of a new era for our company, culminating in our rebirth as BNC,” said David Namdar, CEO of CEA Industries. “We intend to continue to fortify our balance sheet and build out a world-class management team to execute on a mission: to build the world’s leading digital asset treasury company focused on the BNB ecosystem.”

Fiscal Quarter and Subsequent Strategic Highlights

●	Announced and Closed Transformational Financing: On July 28, 2025, the Company announced a $500 million private placement and successfully closed it on August 5, 2025. The offering has the potential to deliver up to $1.25 billion in gross proceeds if all associated warrants are exercised.

●	New Nasdaq Ticker: On August 6, 2025, the Company’s common stock began trading on the Nasdaq under new ticker symbol “BNC”.

The financial results for the quarter ended July 31, 2025 (which, for clarity, is the Company’s first quarter of its Fiscal Year 2026), reflect the Company’s legacy operations prior to the initiation of the digital asset treasury strategy, and the closing of a $500 million private placement. The acquisition of digital assets commenced subsequent to the end of the reporting period, and these digital assets are not included in the first quarter financials. The digital asset treasury is expected to be reflected in the subsequent fiscal Q2 financials, which period ends on October 31st, and is expected to be reported on or prior to December 15, 2025.

1 Company’s 2026 fiscal quarters are as follow: Q1 is May 1, 2025, through July 31, 2025; Q2 is August 1, 2025, through October 31, 2025; Q3 is November 1, 2025, through January 31, 2026; and Q4 is February 1, 2026, through April 30, 2026. The Company adopted this fiscal year prior to the PIPE transaction.

Business Outlook

Looking ahead, CEA Industries remains committed to the disciplined execution of its digital asset treasury, which is designed to complement and strengthen its operating business. The Company will continue to deploy significant capital to acquire additional BNB, with the publicly stated goal of owning 1% of the total BNB supply.

The Company plans to provide transparent and timely updates on its BNB holdings and treasury operations.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This press release specifically contains forward-looking statements regarding BNC’s expectations or beliefs regarding (i) the Company’s position as the largest BNB treasury in the world; (ii) the long-term growth and adoption of the BNB ecosystem; and (iii) BNC’s target of 1% ownership of BNB’s total supply by the end of calendar 2025. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Contact:

James Carbonara

Hayden IR, LLC

james@haydenir.com

(646) 755-7412

Media Contacts:

CEA Industries

BNC@cw8.co